Exhibit 10.60

IE21 cooperation agreement between Shanghai Broadband Network Inc. and Shanghai NZA Education Management Consultation Cooperation

This agreement is made on August 18, 2004 by and between Shanghai Broadband Network Inc. (Shanghai Broadband) Party A, with its registered business office at Room 1212, Tomson Commercial Building, 710 Dongfang Road, Pudong, Shanghai, China, and Shanghai NZA Education Management Consultation Cooperation (Party B), with its registered business office at Room 2304, Sheng Kai Liao Shi Mansion, 738 ShangCheng Rd, Pudong, Shanghai

Overview

A. Party A

Party A, Shanghai Broadband Network Inc., is a joint venture established by U.S. based Asia Broadband Inc., Technical Center of Informatization Office of Shanghai Municipal Government and Shanghai Information Building Enterprise Development Co., Ltd in the end of 2000. At present, Shanghai Broadband cooperates with various authoritative units in Europe and America through Asia Broadband, introducing internationally advanced teaching materials, and promoting them in China through relative education organizations.

Shanghai NZA Education Management Consultation Cooperation provides professional education consultation and service. It also provides high quality education and training service through its professional predominance by introducing international well-known course system.

B. IE21 Teaching System is a world known ESL education software introduced by Party A and a bilingual system with independent intellectual property owned by Party A. This English teaching system is a set of comprehensive multimedia based interactive English learning system designed for worldwide young learners and adults. At present, this system has been promoted in over 40 countries across the world. The system is divided into 4 levels: Foundation, Improver, Advanced and professional, including 70 units.

IE21 Teaching System includes the teaching material, multimedia self-learning software, and management software for the instructor, English teaching web site, teaching outline and reference book.

C. IE21 is taught in the form of the combination of online interactive self-learning and offline classroom instruction.

Offline instruction is launched in the form of authorized partner. Both Party A and Party B undertake its own responsibility, in order to drive the development of IE21 training program.

Within the term of authorized partner, Party A shall provide Party B with the support including the teaching, market and sales, operation management and the service, and Party B can undertake the teaching of IE21 and relative activities within the scope of authorization under this agreement.

1. Operation requirement

2. Definition

The following terms and definitions used in this agreement are described as follows:

"Agreement" refers to this agreement, including its all annexes and appendixes.

"Authorized teaching center" refers to the center teaching this program upon consent from Party A. These centers should be reviewed by Party A in terms of the teaching center, and should be able to teach and promote this program.

"Fee" refers to the fee of authorized partnership and tuition fee listed in appendix 1.

"Fee of authorized partnership" refers to 3-year fee paid for obtaining the qualification of authorized teaching center; see the regulation in appendix 1 for the amount.

"Tuition fee" refers to the fee charged to the student for online and offline teaching materials see the regulation in appendix 1 for the amount.

"Teaching course" refers to the teaching materials issued to the target student, including the teaching materials, CD-Rom, learning guide, etc.

"Course" refers to online and offline course of this program, including the teaching model.

"Intellectual property" refers to the right of copyright, trademark, design, patent, trade name and proprietary name nowadays or in the future specified by laws, as well as other knowledge activities in the area of industry, business, science, literature and art, no matter whether they are registered or not, or will they be considered as the patent holder.

"Signature parties" refers to Party A and Party B.

"Program" refers to "IE21" program. Independent intellectual property of this program is owned by Shanghai Broadband, and it is a course system in the form of online interactive self-learning and classroom instruction.

"Student" refers to the student learning IE21 program in authorized teaching center.

"Trademark" refers to special mark, logo and image, registered or not registered trademark and its intellectual property of IE21 which can be used by Party B under this agreement.

3. Authorized partnership license

3.1 Grant of authorized partnership license

IE21 is a brand owned and operated by Party A. Party A grants authorized partnership license to Party B, and Party B can use the trademark, teaching course and teaching materials of IE21 in specified authorized teaching center.

3.2 License condition

The license under the clause 2.1 is required as follows:

a. Paying the fee as specified in appendix 1 of this agreement.

b. Party B and authorized teaching center must follow this agreement.

c. The right of Party B to operate its authorized teaching center in specified region (Xuhui District, Shanghai) is not exclusive. Party A agrees Party B is non-exclusive authorized teaching center in above specified region. If Party A develops new teaching center in this region, or other authorized teaching center of Party A sets up new teaching point in above specified region, the consent of Party B in writing must be obtained first.

d. Applying to only the term of agreement.

3.3 Region of authorized partnership

The region in this agreement: Hudong District. Party B must get the written approval from party A, should party B excesses the authorized region.

Should Party B perform business outside China, i.e. Malaysia, Singapore and other South East countries, a new authorized contract must be signed for the country. Terms will be drawn out additionally.

4. Use of trademark

4.1 Form of trademark

Party B shall use the trademark in the form specified in the appendix of this agreement or in writing based on actual condition. The party may provide reasonable advice as for the color, size and the location of the trademark in the advertising materials.

4.2 Approval of program promotion material

Before using the advertising and promotion materials, Party B shall provide the sample of trademark use to be reviewed by Party A; Party B shall not provide or use any promotion material without the consent in writing.

4.3 Ownership of trademark

Party B shall agree that Party B owns the title of the trademark, and shall not register or authorize to register the trademark which is consistent or similar to this agreement directly or indirectly, shall not undertake the activity which causes or may cause the loss of trademark ownership of the other party or generates the dispute about the ownership of the trademark, and shall not support the activity of limiting, modifying, canceling and deleting the trademark.

4.4 Mutual trademark

Both parties agree to use An Shi Jie IE21 as mutual trademark to popularize the course. The trademark belongs to both parties.

5. Obligation of Party A

5.1 Provide IE21 teaching system, including Internet based interactive self-learning course, video on demand course as well as student book and instructor book. Party A shall undertake legal and economic responsibility for the copyright and use right of all IE21 courses;

5.2 Perform the quality assurance and internal audit to the program to ensure effective operation;

5.3 Review the qualification of instructor performing IE21 teaching tasks, and provide the training to the qualified instructor free of charge no more than 4 times. The one day training includes course content, specification, and teaching method and so on. 10 persons per time.

5.4 Provide the management support to the program, and provide the support of the promotion materials;

5.5 Authorize Party B and hangs the shingle for the authorized teaching center;

5.6 Establish www.nza-ie21.com.cn within 30 days after signing the contract. Make sure the link with www.ie21.com.cn. Setup a special area to introduce the program at the main page of www.ie21.com.cn.

5.7 Execute the agreement of the program enrollment and marketing (as the appendix of this agreement);

5.8 Provide all materials for each student in the training center, including the teaching material, user card, user golden card, student guide book, narrowband version CD-Rom, username and password;

5.9 Provide 2 sets of teaching materials to the instructor, including the teaching material, instructor book, password and username;

5.10 Provide the password, username and teaching materials to the sales and teaching staff of Party B, including 4 usernames and 4 passwords during initial period; if Party B requires to add the number of the password, username and teaching materials as the business grows, upon the request, Party B shall meet right requirement of Party A;

5.11 If necessary, provide no more than 3 free introduction webpage developments for more than 500 users.

5.12 Manage online learning of the student, and provide the feedback to Party B in time;

5.13 Build and maintain the brand of IE21 Partnership Program with Party B.

6. Obligation of Party B

6.1 Ensure authorized teaching center is registered education organization, and provide relative written proof;

6.2 Assign one program coordinator for authorized teaching center, and hire qualified instructor to perform the course teaching;

6.3 Execute the program promotion according to the requirement and advice of Party A;

6.4 Provide the teaching space, computer room, as well as the enrollment, teaching, instructor employment, management and student management, and undertake economic and legal responsibility caused by bad management or breach of contract;

6.5 Based on the agreement, the minimum sales are 2500 at the end of the year, 850,000.00 RMB.

6.6 Provide other available teaching resource;

6.7 Pay authorized partnership fee and tuition as specified in the agreement;

6.8 Attend monthly meeting at the end of the month in either of the offices.

6.9 Implement the teaching as specified by Party A, and perform internal audit and supervision;

6.10 Execute the agreement of the program enrollment and marketing (as the appendix of this agreement);

6.11 Build and maintain the brand of IE21 Partnership Program with Party A.

7. Supervision and management

7.1 Supervision right of Party A

a. After notifying Party B in advance, Party A and its representative can arrive at authorized teaching center any time during work hours to check the teaching task, student management and relative document related with this program of Party A.

b. Party A shall supervise and check the work of authorized teaching center, including the use of the course and teaching materials.

7.2 Program record of Party B

a. Party B shall use the management software provide by Party A to manage all the materials related with IE21 program.

b. Party A shall have the right to review and supervise all materials of Party B related with this program, and Party B shall provide active support.

8. Expense

8.1 Authorized partnership fee and tuition

See appendix 1 for the amount and payment terms.

8.2 Bank account

The fee shall be remitted to the following account number in the form of telegraphic remittance:

Account number of Party A:

Shanghai Broadband Network Inc.
CITIC Industrial Bank, Pudong Branch
086890-82600079030

Account number of Party B:

8.3 Interest

Under this agreement, if the fee which should be paid by Party B to Party A is not paid due or the fee is occurred due to the breach of contract of Party B, Party B shall pay annual interest of 10%, which starts from the due date or payable date to the payment date. The interest is accumulated per day, and should be paid as required.

9. Confidential information

9.1 Confidentiality supervision

a. Party B shall not disclose this agreement to anyone except for high management of Party B.

b. Both parties shall keep this agreement and the business secret of the other party accessed during the performance of the work and known through other channel in secret, and shall not disclose to any third party without advance consent from the other party in writing.

9.2 Exception

This agreement may be disclosed as required by law, but the written consent should be obtained from Party A before the disclosure.

10. Term and termination

10.1 Term

Except for clause 10 which is terminated in advance, relative rights and obligations under this agreement shall be keeping effective from the date of the signature;

a. The agreement will be effective within 1 year during initial period;

b. 3 months before the expiration, both parties can negotiate to extend or renew the agreement; upon written request of Party B, the priority should be given to Party B to renew the agreement.

c. When one-year term is expired, both parties shall determine to modify relative terms of the agreement according to the cooperation and performance status.

10.2 Termination

This agreement may be terminated through written agreement signed by both parties.

10.3 Agreement terminated by Party A

Under the following cases, Party A can terminate this agreement in writing:

a. Party B violates any clause of this agreement, and fails to correct the violation within 30 days after Party A notifies this to Party B;

b. Party B faces the risk of the bankruptcy or the property confiscated by the government;

c. Party B ceases or there is any symbol to cease the business operation in normal manner.

10.4 Agreement terminated by Party B

Under the following cases, Party B can terminate this agreement in writing:

a. Party A violates any clause of this agreement, and fails to correct the violation within 30 days after Party B notifies this to Party A;

b. Party A faces the risk of the bankruptcy or the property confiscated by the government;

c. Party A ceases or there is any symbol to cease the business operation in normal manner.

10.5 Processing of breach of contract

If either party breaks the contract, both parties shall do utmost to ensure the student enrolled in this program to finish the learning smoothly, or shall arrange the student to study the course similar to this program to realize the same objective.

11. Breach of contract

11.1 Breach of contract cases

If either party breaks the contract, under any of the following cases, the other two parties can terminate this agreement immediately after giving written notice to the breach party:

a. Payment undue: the breach party fails to pay the amount due under this agreement, or the breach party fails to pay the amount due within 10 working days after receiving the collection letter from the other party.

b. Other responsibility: the breach fails to perform the obligation under this agreement, or (1) other party considers the results of breach irremediable, or (2) other party considers the results of breach remediable, but the breach party fails to take the remedy action within 30 working days after other party requires the breach party to do so.

c. Insolvency: the breach party or its subsidiary has no capability to compensate the amount.

11.2 Responsibility of breach of contract

a. If either party breaks the contract, the other party can requires the breach party to compensate, and both parties can negotiate the compensation and execute the responsibility of compensation upon reaching written agreement;

b. If the compensation solution cannot be reached within three months between both parties, either party can submit the lawsuit to Shanghai Pudong People's Court to solve the matter.

c. If students cannot finish the program because of the course from Party A and network support, Party A bears the responsibility.

d. If Party B fails to or delays to perform face-to-face training of IE21 program due to its own reason, Party A shall not consider it the breach of obligation under this agreement, and shall not be responsible for the delay of this obligation performance. The loss caused by this should be borne by Party B;

e. The requirement of tuition withdrawal of the student caused by poor management of Party B shall be processed by Party B.

12. Notice

12.1 All important notices under this agreement will be considered effective only after being sending by mail or fax or mailing to the recipient address. If sent by mail, they must be delivered within 3 working days after the mailing date, and if sent by fax, the recipient must be able to receive the file completely and clearly.

12. The address and fax number is shown as follows subject to the change:

Party A: Shanghai Broadband Network Inc.
Address: Room 1013-1014, Tomson Commercial Building, Dongfang Road, Shanghai
Telephone: 021 58305900
Fax: 021 58200364
Attention: Marketing Department

Party B: NZA Education Management Consultation Cooperation, with its registered business office at Room 2304, Sheng Kai Liao Shi Mansion, 738 ShangCheng Rd, Pudong, Shanghai
Telephone: 021 58365228
Fax: 021 58365226
Attention: Marketing Department

13. Agreement modification

This agreement may be modified, supplemented and replaced only after both parties signs separate agreement.

14. Force majeure

If either party of this agreement fails to or delays to perform all or part of its obligations under this agreement under the force majeure, it should not be considered such party violates the obligation under this agreement, and shall not be responsible for the delayed performance of such obligation. The force majeure includes, but not limited to, server breakdown caused directly or indirectly by the war (no matter the war has been announced), emergency, strike, industry dispute, incident and computer virus spread of the third party, server attacked by the hacker, fire, earthquake, flood, storm, storm snow, natural disaster or other factor out of the control of the affected party.

15. General provision

15.1 Governing law

This agreement is governed by the law of the People's Republic of China.

15.2 Undertaking of fee

The parties shall undertake all fees occurred during the negotiation and agreement execution.

15.3 Agreement substitution

This Agreement constitute the entire agreement between both parties relating to the subject matter hereof and supersede all memos, agreements, statements, representations, promises and warranties which have been made prior to the execution of this Agreement, and will be void.

15.4 Agreement effectiveness

This agreement is made in two originals with the same legal force, of which each party holes one. This agreement shall go into effect from the date of the signature and seal of both parties' authorized representatives.

15.5 Outstanding matters

Any outstanding matter or implementation details shall be settled separately through the negotiation between both parties. If supplementary agreement or implement details made between both parties conflicts to this agreement, the former will prevail.

Party A: Shanghai Broadband Network Inc.

Signature:

Name:

Title:

Date:

Party B: Shanghai NZA Education Management Consultation Cooperation Signature:

Name:

Title:

Date:

Appendix A: Tuition

Online tuition and Study hours standard

Unit: RMB Yuan

Course level	Online tuition	Course package	Total	Online Hours (month)	Offline Hours
Foundation	500	180	680	6	68
Improver	500	180	680	6	68
Advanced	500	180	680	6	60
Professional	500	180	680	6	60

Notes: the course package includes 11 text books, CDs (2 Voice Master, 1 I.E., 11 Essential Reading), Study guide, manual book for CD, and Network Card. Students should finish the course in 6 months from course starting. Party A allows students who get permit from Party B to extend no more than 10 days to finish the course.

Online tuition and text books

Unit: RMB Yuan

Course/ Subscribers	Price with discount ( Minimum 2,500 subscribers)	Price with discount (2,501 - 5,000 subscribers)
Online course	250 (After 50% discount)	200(After 40% discount)
Text books	90(After 50% discount)	90(After 50% discount)

Notes:

The above price is based on the minimum subscribers of 2,500. The total amount is RMB850, 000.

Term of the contract limitation: September 1, 2004 - August 31, 2005.

Payment

1). Party B should pay RMB 10,000 to Party A on September 1, 2004 as deposit. The deposit will be deducted for future tuition.

2).Party B should pay actual tuition and text book fees to Party A within 30 days from the course starting.

3). Party B should develop minimum 2,500 subscribers in the term of the contract. If the number of subscribers is less than 2,500, Party B should buy off the rest at the end of the term. The payment should be paid by Party B within 30 days.

4). Payment should be wired by Bank or based on agreement by both Parties.

5).Party A should issue the invoice to Party B within 2 working days after money received.

6) Party B accepts 10 days lead time for the order of more than 500 subscribers (see purchase order in appendix B).

Appendix B: I.E. Purchase Order (As purchase contract)

Order No.

Vendor	Shanghai Broadband Network Inc.	Customer
Receiver		Name
Address		Post code
Phone No.		Fax

Purchase Items：

Item	Product	Retail Price	Discount	Unit Price	Qty	Amount	Remark

Total

Delivery Date：___________

Term of Payment:__________

Name：Shanghai Broadband Network Inc.

Bank：CITIC Industrial Bank, Shanghai PuDong Branch

Address: Shanghai

Account：086890-82600079030

This purchase order is an appendix of IE21 cooperation agreement between Shanghai Broadband Network Inc. and Shanghai NZA Education Management Consultation Cooperation. Price, Payment, Delivery, Return, Service, Training, and other items not mentioned in the purchase order should be implemented based on above agreement.

This purchase order is valid only with signatures.

Party A: Pudong Education Information Center	Party B: Shanghai Broadband Network Inc.
Representative: /s/ GenSheng Hu	Representative: /s/ Yuguo Zhang
Date: August 18, 2004	Date: August 18, 2004